UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):December 15, 2016

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GENTHERM INCORPORATED

(Exact name of registrant as specified in its charter)

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Michigan	0-21810	95-4318554
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

21680 Haggerty Road, Ste. 101, Northville, MI	48167
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (248) 504-0500

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01	Entry into a Material Definitive Agreement.

On December 15, 2016, Gentherm Incorporated (the “Company”), together with the direct and indirect subsidiaries set forth on the signature pages thereto as borrowers, designated borrowers or guarantors thereunder, entered into a Third Amendment to Credit Agreement (the “Third Amendment”), with the lenders party thereto and Bank of America, N.A., as administrative agent.  The Third Amendment amends that certain Credit Agreement, dated August 7, 2014 (as amended, the “Credit Agreement”).

The Third Amendment (i) increases the aggregate principal amount available for borrowing under the revolving credit facility from $250 million to $350 million; (ii) increases the German Borrower sublimit from $50 million to $100 million; (iii) increases permitted investments of certain subsidiaries; (iv) increases the aggregate amount of restricted payments that may be made by the Company assuming compliance with a specified consolidated leverage ratio test; (v) permits prepayment of certain intercompany indebtedness; and (vi) adds a new lender under the Credit Agreement.

Under the Credit Agreement, U.S. Dollar denominated loans bear interest at either a base rate (“Base Rate Loans”) or Eurocurrency rate (“Eurocurrency Rate Loans”), plus a margin (“Applicable Rate”). The Applicable Rate varies based on the Consolidated Leverage Ratio of the Company as defined by the Credit Agreement.  The base rate, Eurocurrency rate and Applicable Rate remain unchanged by the Third Amendment.

The other terms and conditions of the Credit Agreement, including the terms under which the amounts due thereunder may be accelerated or increased, were not materially amended by the Third Amendment and remain in full force and effect.

The foregoing summary of the material terms of the Third Amendment is qualified in its entirety by reference to the Third Amendment, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 15, 2016, the Compensation Committee of the Board of Directors (the “Committee”) of the Company approved the Gentherm Incorporated Performance Bonus Plan (the “Performance Bonus Plan”), effective January 1, 2017.

The Performance Bonus Plan provides for potential cash bonus payments to executive officers of the Company and other key employees of the Company and its subsidiaries as selected by the Company’s Chief Executive Officer (“CEO”).  Each participant in the Performance Bonus Plan is eligible to receive a “target bonus” equal to a fixed percentage of his or her annual base salary as determined by the Committee, for executive officers, or as determined by the CEO, for other participants.  Bonus payments under the plan are based on the Company’s achievement of revenue and earnings before interest, taxes, depreciation and amortization, deferred financing cost amortization, transaction expenses, debt retirement expenses, unrealized currency gain or loss, unrealized revaluation of derivatives and any other non-recurring adjustments that the Committee determines, in its discretion, should be excluded (“Adjusted EBITDA”) for the applicable performance periods compared to target revenue and target Adjusted EBITDA, respectively, for the applicable performance periods as established by the Committee.  Bonus payments are further adjusted by the individual performance rating of the applicable participant, and may be further modified by the Administrator in its sole discretion for any reason, subject to applicable law and restrictions set forth in the Performance Bonus Plan.

The Performance Bonus Plan provides for two performance periods each calendar year.  The first performance period is based on the Company’s and the participant’s performance  for the period from January 1 through June 30 each year, which will be paid in August or September of such calendar year. The second performance period is based on the Company’s and the participant’s performance for the entire calendar year, with the bonus payment for the second performance period reduced by the actual bonus paid to the participant for the first performance period; such final bonus payment will be paid in February or March of the subsequent calendar year.

In addition to establishing the targets for revenue and Adjusted EBITDA for each year of the Performance Bonus Plan, the Committee will establish the relative weighting of the two performance targets to determine the Company’s target financial achievement during the applicable performance period (the “Performance Goals”) and will establish a performance threshold, based on revenue, Adjusted EBITDA or a combination of both, below which no bonuses will be paid under the Performance Bonus Plan.  In addition to any performance threshold, if the Company achieves less than 85% of the Performance Goals, no bonus will be paid under the Performance Bonus Plan.  If the Company achieves more than 85% of the Performance Goals, then, subject to adjustments for individual performance ratings and any discretionary adjustments made by the Committee, for executive officers, or by the CEO, for other participants, bonuses will be payable to participants according to the scale set forth in the Performance Bonus Plan.  Base bonuses earned due to the Performance Goals will be 50% to 150% of the applicable target bonus for the applicable period, and such base bonuses will be modified based on an individual performance multiplier of 0% to 135%.

The Performance Bonus Plan further specifies rights regarding pro rata bonuses or termination of such bonus upon hiring, promotion, employment termination or change in control events.  In addition, the Performance Bonus Plan includes a clawback provision that provides for the Company’s option to seek reimbursement of up to three completed years of bonus payments from executive officers in the event of a restatement of the Company’s financial statements due to error or misconduct, to the extent permitted by governing law, having the effect of reducing the earned bonus thereunder. The foregoing summary of the material terms of the Performance Bonus Plan is qualified in its entirety by reference to the Performance Bonus Plan, which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 8.01	Other Events.

Effective as of December 15, 2016, the Board of Directors of the Company approved a stock repurchase program (the “Repurchase Program”). Under the Repurchase Program, which terminates on December 15, 2019, the Company may repurchase up to $100 million of its issued and outstanding common stock. Repurchases under the Repurchase Program may be made, from time to time, in amounts and at prices the Company deems appropriate, subject to market conditions, applicable legal requirements, debt covenants and other considerations. Any such repurchases may be executed using open market purchases, privately negotiated agreements or other transactions. Repurchases under the Repurchase Program may be funded from cash on hand, available borrowings or proceeds from potential debt or other capital markets sources. The Repurchase Program may be modified, extended or terminated at any time without prior notice.   A copy of the news release announcing the Repurchase Program is filed as Exhibit 99.1 attached hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits

Exhibit No.	Description

10.1

Third Amendment to Credit Agreement, dated as of December 15, 2016, by and among Gentherm Incorporated, together with the direct and indirect subsidiaries set forth on the signature pages thereto as borrowers, designated borrowers or guarantors thereunder, the lenders party thereto, and Bank of America, N.A., as administrative agent.

10.2	Gentherm Incorporated Performance Bonus Plan
99.1	Company news release dated December 16, 2016 announcing a $100 million stock repurchase program.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENTHERM INCORPORATED

By: /s/ Kenneth J. Phillips
Kenneth J. Phillips
Vice-President and General Counsel

Date:  December 16, 2016

Exhibit Index

Exhibit No.	Description

10.1

Third Amendment to Credit Agreement, dated as of December 15, 2016, by and among Gentherm Incorporated, together with the direct and indirect subsidiaries set forth on the signature pages thereto as borrowers, designated borrowers or guarantors thereunder, the lenders party thereto, and Bank of America, N.A., as administrative agent.

10.2	Gentherm Incorporated Performance Bonus Plan
99.1	Company news release dated December 16, 2016 announcing a $100 million stock repurchase program.